UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Invesco Actively Managed Exchange-Traded Fund Trust
(Exact Name of Registrant as specified in its charter)

Delaware (State of Incorporation)	See Below (I.R.S. Employer Identification No.)
3500 Lacey Road, Suite 700 Downers Grove, IL (Address of Principal Executive Offices)	60515 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, par value $0.01 per share
Invesco Emerging Markets Enhanced ETF Invesco International Developed Enhanced ETF Invesco U.S. Large Cap Enhanced ETF Invesco U.S. Small Cap Enhanced ETF	NYSE Arca, Inc. NYSE Arca, Inc. NYSE Arca, Inc. NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates:
333-147622
Securities to be registered pursuant to Section 12(g) of the Act:
Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT
ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.
A description of the shares of beneficial interest, $0.01 par value, of Invesco Emerging Markets Enhanced ETF, Invesco International Developed Enhanced ETF, Invesco U.S. Large Cap Enhanced ETF and Invesco U.S. Small Cap Enhanced ETF each, a series of Invesco Actively Managed Exchange-Traded Fund Trust (the “Trust”), to be registered hereunder is set forth in the Post-Effective Amendment No. 601  to the Trust’s Registration Statement on Form N-1A (File Nos. 333-147622; 811-22148) as filed with the Securities and Exchange Commission on October 29, 2026, which description is incorporated herein by reference.
The series of the Trust to which this filing relates and its I.R.S. Employer Identification Number is as follows:

Series Name	EIN
Invesco Emerging Markets Enhanced ETF Invesco International Developed Enhanced ETF Invesco U.S. Large Cap Enhanced ETF Invesco U.S. Small Cap Enhanced ETF	42-4289436 42-4314245 42-4375199 42-4343899
ITEM 2. EXHIBITS.
1. The Trust’s Agreement and Declaration of Trust is included as Exhibit (a) to the Trust’s initial Registration Statement on Form N-1A/A (File Nos. 333-147622; 811-22148), as filed with the Securities and Exchange Commission on March 24, 2008, as amended by Amendment No. 1, included as Exhibit (a)(1)(b) to Post-Effective Amendment No. 382 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-147622; 811-22148), as filed with the Securities and Exchange Commission on December 28, 2018.
2. The Trust’s Amended and Restated By-Laws are included as Exhibit (b) to Post-Effective Amendment No. 390 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-147622; 811-22148), as filed with the Securities and Exchange Commission on February 28, 2020.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: November 5, 2026

Invesco Actively Managed Exchange-Traded Fund Trust
By: Name: Title:	/s/ Anita De Frank Anita De Frank Assistant Secretary